UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 11, 2011

Cloud Peak Energy Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34547	26-3088162
(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave.
Gillette, WY	82716
(Address of Principal Executive Offices)	(Zip Code)

(307) 687-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

On May 11, 2011, Cloud Peak Energy Inc. issued a press release regarding the company’s successful bid for the West Antelope II North Coal Tract .  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 8.01.	Other Events.

On May 11, 2011, Cloud Peak Energy Inc. announced its successful bid for the West Antelope II North Coal Tract, which was previously nominated by the company’s Antelope mine.  The Bureau of Land Management (BLM) estimates this tract contains approximately 350 million tons of mineable coal.  At year-end 2010, the company’s Antelope mine had an estimated 252 million tons of coal reserves, and Cloud Peak Energy had an estimated total reserve of 970 million tons of coal.

Cloud Peak Energy successfully won the lease sale with a bid of approximately $297.7 million, or approximately $0.85 per ton, based on the BLM’s estimate of 350 million mineable tons.  The company submitted a payment for approximately $59.5 million, which is the first of five equal payments for the federal coal lease. The BLM typically awards the lease within several months after selecting a winning bidder.  As previously disclosed, the West Antelope II Lease by Application (LBA) is subject to pending legal challenges filed by certain environmental organizations against the BLM and the Secretary of the Interior.

The issuance of the coal lease for this tract will facilitate access to an additional 80 million tons of non-reserve coal deposits controlled by the Antelope mine.  This additional coal is controlled through a lease with the State of Wyoming.

The BLM also recently announced a June 15, 2011 sale date for the West Antelope II South Coal Tract, which contains approximately 56 million mineable tons, according to BLM estimates.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning.  Forward-looking statements are based on management’s current expectations or beliefs, as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors.  Forward-looking statements may include, for example, (1) our estimates of proven and probable coal reserves, future production and reserve life, (2) BLM’s timing to award the coal lease for the West Antelope II North LBA and the timing of future LBAs, (3) our ability to obtain all required regulatory permits and approvals to mine newly acquired coal tons in a timely and cost-effective manner, (4) the impact of pending or future third party litigation and regulatory challenges, (5) business development and growth initiatives; and (6) other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  For a discussion of some of the factors that could adversely affect our future results, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

99.1  Furnished press release, dated May 11, 2011, issued by Cloud Peak Energy Inc. regarding the company’s successful bid for the West Antelope II North Coal Tract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

	By:	/s/ Amy J. Stefonick
Name: Amy J. Stefonick
Title: Corporate Secretary

Date: May 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Furnished press release, dated May 11, 2011, issued by Cloud Peak Energy Inc. regarding the company’s successful bid for the West Antelope II North Coal Tract.